                                                                    EXHIBIT 10.3

                                CREDIT AGREEMENT

                                     BETWEEN

                           APPALACHIAN BANCSHARES INC.

                                       AND

                          HARDWICK BANK & TRUST COMPANY

                                   Dated as of

                                November 25, 1996

                                TABLE OF CONTENTS

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                                                                                                         Page
                                                                                                         ----
ARTICLE I - DEFINITIONS; CONSTRUCTION....................................................................  1
           Section 1.01.  Specific Definitions...........................................................  1
           Section 1.02.  Accounting Terms and Determinations............................................  5
           Section 1.03.  Other Definitional Terms.......................................................  5

ARTICLE II - LOANS.......................................................................................  6
           Section 2.01.  Loans Commitment; Use of Proceeds; Request for and Disbursement of Loans.......  6
           Section 2.02.  Note; Repayment of Principal and Interest......................................  6
           Section 2.03.  Interest.......................................................................  6
           Section 2.04.  Payments, Prepayments and Computations.........................................  6
           Section 2.05.  Loans Account..................................................................  7

ARTICLE III - CONDITIONS PRECEDENT.......................................................................  7
           Section 3.01.  Initial Documentation..........................................................  7
           Section 3.02.  Additional Conditions Precedent................................................  7

ARTICLE IV - REPRESENTATIONS AND WARRANTIES..............................................................  8
           Section 4.01.  Organization; Subsidiaries; Authorization......................................  8
           Section 4.02.  Financial Statements...........................................................  9
           Section 4.03.  Actions Pending................................................................  9
           Section 4.04.  Outstanding Indebtedness.......................................................  9
           Section 4.05.  Title to Properties............................................................  9
           Section 4.06.  Taxes..........................................................................  9
           Section 4.07.  Conflicting Agreements and Other Matters.......................................  9
           Section 4.08.  ERISA..........................................................................  9
           Section 4.09.  Governmental Consent..........................................................  10
           Section 4.10.  Compliance with Laws and Regulations..........................................  10
           Section 4.11.  Possession of Franchises, Etc.................................................  10
           Section 4.12.  Licenses, Etc.................................................................  10
           Section 4.13.  Environmental Law Compliance..................................................  10
           Section 4.14.  Solvency......................................................................  11
           Section 4.15.  Margin Regulations; Investment Company Act; Etc...............................  11
           Section 4.16.  Insurance.....................................................................  11
           Section 4.17.  Labor Matters.................................................................  11
           Section 4.18.  Disclosure....................................................................  11

ARTICLE V - AFFIRMATIVE COVENANTS.......................................................................  12
           Section 5.01.  Financial Statements and Notices..............................................  12
           Section 5.02.  Inspection of Property........................................................  13
           Section 5.03.  Books and Records.............................................................  13
           Section 5.04.  Maintenance of Insurance......................................................  13
           Section 5.05.  Maintenance of Corporate Existence, Properties, Franchises, Etc...............  13
           Section 5.06.  Payment of Taxes and Claims...................................................  14
           Section 5.07.  Compliance with Laws, Etc.....................................................  14
           Section 5.08.  Maintenance of Properties.....................................................  14

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           Section 5.09.  Type of Business..............................................................  14

ARTICLE VI - NEGATIVE COVENANTS.........................................................................  14
           Section 6.01.  Indebtedness..................................................................  14
           Section 6.02.  Liens.........................................................................  15
           Section 6.03.  Guaranties....................................................................  15
           Section 6.04.  Merger and Sale of Assets.....................................................  15
           Section 6.05.  Acquisitions, Etc.............................................................  15
           Section 6.06.  ERISA Matters.................................................................  15
           Section 6.07.  Dividends, Etc................................................................  15
           Section 6.08   Subsidiaries..................................................................  15
           Section 6.09.  Change in Executive Management................................................  16
           Section 6.10.  Financial Covenants...........................................................  16

ARTICLE VII - EVENTS OF DEFAULT.........................................................................  16
           Section 7.01.  Events of Default.............................................................  16
           Section 7.02    Remedies.....................................................................  18

ARTICLE VIII - MISCELLANEOUS............................................................................  18
           Section 8.01.  Notices.......................................................................  18
           Section 8.02.  No Waiver; Remedies Cumulative................................................  19
           Section 8.03.  Payment of Expenses, Etc......................................................  19
           Section 8.04.  Right of Setoff...............................................................  19
           Section 8.05.  Benefit of Agreement..........................................................  19
           Section 8.06.  Participations................................................................  20
           Section 8.07.  Amendments; Exercise of Discretion............................................  20
           Section 8.08.  Eastern Time; Time of Essence.................................................  20
           Section 8.09.  Governing Law.................................................................  20
           Section 8.10.  Counterparts..................................................................  20
           Section 8.11.  Effectiveness; Term; Survival.................................................  20
           Section 8.12.  Severability..................................................................  20
           Section 8.13.  Independence of Covenants.....................................................  20
           Section 8.14.  Headings Descriptive; Entire Agreement........................................  20

           Signatures...................................................................................  21

           Exhibit A   -  Form of Note
           Exhibit B    - Form of Borrower Secretary Certificate
           Exhibit C    - Form of Borrower Counsel's Opinion

                                CREDIT AGREEMENT
                                ----------------

         THIS CREDIT AGREEMENT made and entered into as of November 25, 1996 between APPALACHIAN BANCSHARES INC. ("Borrower"), a Georgia corporation, and HARDWICK BANK & TRUST COMPANY ("Bank"), a Georgia banking corporation.

                              W I T N E S S E T H:
                              -------------------

         WHEREAS, Borrower has requested that Bank provide Borrower with a $1,000,000 loan facility; and

         WHEREAS, Bank is willing to provide such facility to Borrower on the terms and conditions and subject to the requirements set forth in this Agreement;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties to this Agreement hereby agree as follows:

                                   ARTICLE I.

                            DEFINITIONS; CONSTRUCTION
                            -------------------------
         SECTION 1.01 SPECIFIC DEFINITIONS. For purposes of this Agreement, the
                      --------------------
following terms shall have the indicated meanings as set forth below:

         "Affiliate" of any Person means any other Person directly or indirectly
          ---------
controlling, controlled by, or under common control with, such Person, whether through the ownership of voting securities, by contract or otherwise.

         "Agreement" shall mean this Credit Agreement, as amended, supplemented
          ---------
or modified from time to time.

         "Bank" shall mean Hardwick Bank & Trust Company, a Georgia banking
          ----
corporation, and its successors and assigns.

         "Bankruptcy Code" shall mean Bankruptcy Code of 1978, as amended (11
          ---------------
U.S.C. ss. 101 et seq.).

         "Bank Subsidiary" shall mean Gilmer County Bank, a Georgia banking
          ---------------
corporation, and its successors and assigns.

         "Borrower" shall mean Appalachian Bancshares Inc., a Georgia
          --------
corporation, and its successors and permitted assigns.

         "Business Day" shall mean a day on which the Federal Reserve Bank of
          ------------
Atlanta is open for business in Atlanta, Georgia.

         "Certifying Officer" shall mean the president, the chief executive
          ------------------
officer, the chief operating officer, or the chief financial officer of Borrower.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from
          ----
time to time.

         "Commitment Termination Date" shall mean the earlier of (i) December
          ---------------------------
31, 1998, or (ii) the date on which Bank terminates its obligations hereunder to make any further Loans pursuant to the provisions of Article VII hereof.

         "Contractual Obligation" of any Person shall mean any provision of any
          ----------------------
security issued by such Person or of any material agreement, instrument or undertaking to which such Person is a party or by which it or any of the material property owned by it is bound.

         "Credit Documents" shall mean, collectively, this Agreement and the
          ----------------
Note.

         "Credit Parties" shall mean, collectively, Borrower and its
          --------------
Subsidiaries.

         "Default" shall mean any condition or event which, with the giving of
          -------
notice or lapse of time or both, would constitute an Event of Default.

         "Environmental Laws" shall mean all federal, state and local laws,
          ------------------
rules, regulations, ordinances, programs, permits, guidelines, orders and consent decrees relating to health, safety or environmental matters, including but not limited to: the Resource Conservation and Recovery Act, as amended; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; the Clean Air Act, as amended; the Superfund Amendments and Reauthorization Act of 1986, as amended; any and all state and federal "superlien" and environmental clean-up programs and laws; and any relevant United States Department of Transportation regulations.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974,
          -----
as amended from time to time.

         "Event of Default" shall have the meaning provided in Article VII
          ----------------
hereof.

         "Executive Management" shall mean, with respect to any particular
          --------------------
Person, its president, chief executive officer or chief financial officer.

         "Final Maturity Date" shall mean the earlier of (i) January 1, 2003, or
          -------------------
(ii) the date on which all amounts outstanding under this Agreement and the Note have been declared due and payable pursuant to the provisions of Article VII hereof.

         "GAAP" shall mean, as in effect from time to time, United States
          ----
generally accepted accounting principles consistently applied.

         "Guaranty" shall mean any contractual obligation, contingent or
          --------
otherwise, of a Person with respect to any Indebtedness or other obligation or liability of another Person, including without limitation, any such Indebtedness, obligation or liability directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including contractual obligations (contingent or otherwise) arising through any agreement to purchase, repurchase, or otherwise acquire such Indebtedness, obligation or liability or any security therefor, or any agreement to provide funds for the payment or discharge thereof (whether in the form of Loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, or other financial condition, or to make any payment other than for value received. The amount of any Guaranty shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which guaranty is made or, if not so stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

         "Indebtedness" of any Person shall mean, without duplication:
          ------------

         (i) all obligations of such Person which in accordance with GAAP would be shown on the balance sheet of such Person as a liability (including, without limitation, obligations for borrowed money and for the deferred purchase price of property or services, and obligations evidenced by bonds, debentures, notes or other similar instruments);

         (ii) all rental obligations under leases required to be capitalized under GAAP;

         (iii) all Guaranties of such Person (including contingent reimbursement obligations under undrawn letters of credit); and

         (iv) Indebtedness of others secured by any Lien upon property owned by such Person, whether or not assumed.

         "Lien" shall mean any interest in Property securing any Indebtedness
          ----
owed to a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and including, but not limited to, any security interest, security title or lien arising from a security agreement, mortgage, deed of trust, deed to secure debt, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For purposes of this Agreement and the other Credit Documents, Borrower shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement or other arrangements pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

         "Loans" shall mean any and all advances made by Lender to Borrower
          -----
pursuant to Section 2.01 hereof.

         "Loan Commitment" shall mean $1,000,000.
          ---------------

         "Margin Regulations" shall mean Regulation G, Regulation T, Regulation
          ------------------
U and Regulation X of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time.

         "Non-Performing Assets" shall mean, with respect to any Person and as
          ---------------------
of any particular date, such Person's (i) Loans that are 90 days or more past-due, (ii) Loans on non-accrual status, (iii) restructured Loans (as defined in the FFIEC Consolidated Reports of Condition and Income), plus (iv) other real estate owned.

         "Note" shall mean the promissory note executed by Borrower in favor of
          ----
Bank pursuant to this Agreement in the form attached hereto as Exhibit A, and any renewal, extension, modification or replacement thereof.

         "Obligations" shall mean any and all indebtedness, obligations or
          -----------
liabilities of Borrower to Bank which may now or hereafter arise or be owing under or by reason of this Agreement or any of the other Credit Documents and whether direct or indirect, joint or several, absolute or contingent, or liquidated or unliquidated, together with any and all extensions, renewals, modifications or replacements thereof or therefor.

         "Officer's Certificate" shall mean a certificate signed in the name of
          ---------------------
Borrower by a Certifying Officer.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any
          ----
successor thereto.

         "Permitted Liens" shall mean (i) Liens at any time granted in favor of
          ---------------
Bank; (ii) Liens for taxes not yet due or which are being contested as permitted under Section 5.06 hereof, but only if in Bank's judgment such Liens do not materially and adversely affect Bank's rights or the priority of Bank's Lien on the Collateral involved; (iii) Liens securing the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons for labor, materials, supplies or rentals incurred in the ordinary course of Borrower or any Subsidiary's business, but only if the payment thereof is not at the time required (or if payment is then required, only if and for so long as the execution or other enforcement of such Lien is and continues to be effectively stayed and bonded in a manner satisfactory to Bank for the full amount thereof, the validity and amount of the claims secured thereby are being actively contested in good faith and by appropriate lawful proceedings and such Liens do not, in the aggregate, materially detract from the value of the Property of Borrower and its Subsidiaries or materially impair the use thereof in the operation of such Person's business); (iv) Liens incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance, social security and other like laws; (v) attachment, judgment and other similar non-tax Liens arising in connection with court proceedings, but only if and for so long as the execution or other enforcement of such Liens is and continues to be effectively stayed and bonded on appeal in a manner satisfactory to Bank for the full amount thereof, the validity and amount of the claims secured thereby are being actively contested in good faith and by appropriate lawful proceedings, and such Liens do not, in the aggregate, materially detract from the value of the Property of Borrower or its Subsidiaries or materially impair the use thereof in the operation of such Person's business; (vi) reservations, exceptions, easements, rights-of-way and other similar encumbrances affecting Real Property provided that, in Bank's sole judgment, such Liens do not in the aggregate materially detract from the value of said Properties or materially interfere with their use in the ordinary course of Borrower and its Subsidiaries' business and, if said Real Property constitutes Property in which Bank has a Lien under the Security Documents, Bank has consented thereto; (vii) Liens granted by any Credit Party to secure public deposits, or repurchase agreements, or interest rate or currency swap agreements, or other banking transactions entered into by any such Subsidiary in the ordinary course of its business; (viii) Purchase Money Liens securing Purchase Money Indebtedness if not prohibited under Section 6.01(e); (ix) Liens granted to secure Indebtedness of a type described in Section 6.01(c) hereof; and (x) such other Liens as Bank may hereafter approve in writing.

         "Person" shall mean any individual, partnership, firm, corporation,
          ------
association, joint venture, trust or other entity, or any government or political subdivision or agency, department or instrumentality thereof.

         "Prime Lending Rate" shall mean, for any particular day, a per annum
          ------------------
rate of interest equal to the highest rate quoted as the "Prime Rate" in the Money Rates column (or other comparable column or section) of the issue of The Wall Street Journal published on such day (or, if such day is not a Business Day, as published on the immediately preceding Business Day). In the event such newspaper ceases publication (or ceases publication of the aforesaid "Prime Rate"), the Prime Lending Rate for purposes of this Agreement shall mean a per annum rate of interest equal to the highest rate quoted as the "Prime Rate" in such other nationally-recognized financial publication or as quoted by such other nationally-recognized quote service as may be selected by Bank, subject to daily adjustments as provided above.

         "Property" shall mean any interest in any kind of property of any
          --------
Person, whether real, personal or mixed, and whether tangible or intangible.

         "Purchase Money Indebtedness" shall mean (i) Indebtedness for the
          ---------------------------
payment of all or any part of the purchase price of any fixed assets, (ii) any Indebtedness incurred for the sole purpose of financing or refinancing all or any part of the purchase price of any fixed assets, (iii) capitalized lease obligations, and (iv) any renewals, extensions or refinancings of any of the foregoing (but not any increases in the principal amounts thereof outstanding at that time), except that Purchase Money Indebtedness shall not include any unsecured current liabilities covered by Section 6.01(b) hereof.

         "Purchase Money Lien" shall mean a Lien upon fixed assets which secures
          -------------------
the Purchase Money Indebtedness relating thereto but only if such Lien shall at all times be confined solely to the fixed assets the purchase price of which was financed or refinanced through the incurrence of the Purchase Money Indebtedness secured by such Lien and only if such Lien secures solely such Purchase Money Indebtedness.

         "Requirement of Law" for any person shall mean the articles or
          ------------------
certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any material law, treaty, rule or regulation, or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon such Person or any of its material property or to which such Person or any of its material property is subject.

         "Subsidiary" means, as applied to Borrower, (a) the Bank Subsidiary,
          ----------
and (b) any other corporation of which 50% or more of the outstanding stock (other than directors' qualifying shares) having ordinary voting power to elect a majority of its board of directors (or other governing body), regardless of the existence at the time of a right of the holders of any class or classes (however designated) of securities of such corporation to exercise such voting power by reason of the happening of any contingency, or any partnership of which 50% or more of the outstanding partnership interests is, at the time, owned by Borrower or by one or more subsidiaries of Borrower, or by Borrower and one or more subsidiaries of Borrower.

         "Taxes" shall mean any present or future taxes, levies, imposts,
          -----
duties, fees, assessments, deductions, withholdings or other charges of whatever nature, including without limitation, income, gross receipts, excise, property, sales, transfer, license, payroll, withholding, social security or franchise taxes now or hereafter imposed or levied by the United States, or any state, local or foreign government or by any department, agency or other political subdivision or taxing authority thereof or therein and all interest, penalties, additions to tax and similar liabilities with respect thereto.

         "Voting Stock" shall mean securities of any class or classes of a
          ------------
corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the directors of such corporation.


         SECTION 1.02. ACCOUNTING TERMS AND DETERMINATIONS. Unless otherwise
                       -----------------------------------
defined or specified herein, all accounting terms used herein shall be construed herein, all accounting determinations hereunder shall be made, all financial statements required to be delivered hereunder shall be prepared, and all financial records required hereunder shall be maintained in accordance with GAAP.

         SECTION 1.03. OTHER DEFINITIONAL TERMS. The words "hereof", "herein"
                       ------------------------
and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section, Schedule, Exhibit and like references are to this Agreement unless otherwise specified.

                                  ARTICLE II

                                     LOANS

         SECTION 2.01. LOANS COMMITMENT; USE OF PROCEEDS; REQUEST FOR AND
                       --------------------------------------------------
         DISBURSEMENT OF LOANS.
         ---------------------

         (a) Subject to and upon the terms and conditions herein set forth, Bank agrees to make Loans to Borrower from time to time on or prior to the Commitment Termination Date in an aggregate outstanding principal amount not to exceed the Loan Commitment at any one time.

         (b) The proceeds of the Loans shall be used solely to provide capital to the Bank Subsidiary and to pay closing costs related to this Agreement.

         (c) Subject to the terms and conditions of this Agreement, Borrower may borrow, repay and re-borrow up to the full amount of the Loan Commitment on or prior to the Commitment Termination Date.

         SECTION 2.02. NOTE; REPAYMENT OF PRINCIPAL AND INTEREST.
                       -----------------------------------------

         (a) Borrower's obligations to pay the principal of, and interest on, the Loans shall be evidenced by the Note and by the records of the Lender.

         (b) Borrower shall repay the Loans in accordance with the provisions of the Note. The Loans, if not sooner paid, shall be due and payable in full on the Final Maturity Date.

         SECTION 2.03.  INTEREST.
                        --------

         (a) Borrower agrees to pay interest in respect of the unpaid principal amount of the Loans at the rate per annum set forth in the Note.

         (b) Upon the occurrence and during the continuation of any Event of Default, the Bank may increase the interest rate applicable to the Loans as provided in the Note.

         (c) Pursuant to the Official Code of Georgia Annotated ss. 7-4-2, Borrower and Bank hereby agree that the only charges imposed or to be imposed by Bank upon Borrower for the use of money in connection with the Loans is and will be the interest required to be paid under the provisions of Section 2.03(a) hereof and the Note. In no event shall the amount of interest due and payable under this Agreement or the Note exceed the maximum rate of interest allowed by applicable law (including without limitation Official Code of Georgia Annotated ss. 7-4-18) and, in the event any such payment is made by Borrower or any other Credit Party or received by Bank, such excess shall be credited as a payment of principal. It is the express intent hereof that Borrower not pay and that Bank not receive, directly or indirectly, interest in excess of that which may be lawfully paid under applicable law.

         SECTION 2.04.  PAYMENTS, PREPAYMENTS AND COMPUTATIONS.
                        --------------------------------------

         (a) Except as otherwise specifically provided herein, all payments due with respect to the Loans under this Agreement or the Note shall be made without defense, set-off or counterclaim to Bank at its main office in Dalton, Georgia on the date when due and shall be made in lawful money of the United States of America in immediately available funds.

         (b) Whenever any payment to be made hereunder or under the Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the applicable rate during such extension.

         (c) All computations of interest hereunder and under the Note shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable (to the extent computed on the basis of days elapsed).

         (d) The Loans may be prepaid in whole or in part at any time without premium or penalty; provided that any prepayment made on the Loans shall be applied, first, to interest accrued therein through the date of such prepayment and then to the principal balance thereof, all as provided in and subject to the terms and conditions of the Note.

         SECTION 2.05. LOANS ACCOUNT. Bank shall open and maintain on its books
                       -------------
a loan account for Borrower in which shall be recorded (i) the amount of each Loan made hereunder, (ii) the amount of any principal, interest or any other amounts due or to become due from Borrower hereunder or under the Note, and
(iii) the amount of any payment or prepayment received by the Bank in respect of any such principal, interest or fees. The entries made in the Loans account pursuant to this Section shall be prima facie evidence, in the absence of manifest error, of the existence and amounts of the Obligations of Borrower there recorded. Bank will account to Borrower monthly with a statement of borrowings, charges, and payments made pursuant to this Agreement and the Note, and each such account rendered by Bank to Borrower shall be deemed final, binding and conclusive against Borrower unless Bank is notified by Borrower in writing within thirty (30) days after the date the account is so rendered that Borrower disputes any item thereof (but any such notice by Borrower shall be deemed an objection only to those items specifically set forth in such notice). Failure by Bank to render any such account shall in no way affect its rights hereunder or under the Note.

                                  ARTICLE III.

                              CONDITIONS PRECEDENT
                              --------------------

         The obligation of Bank to make any of the Loans to Borrower hereunder is subject to the satisfaction of the following conditions:

         SECTION 3.01. INITIAL DOCUMENTATION. At the time of the making of the
                       ---------------------
initial Loan under this Agreement, Bank shall have received the following, in form and substance satisfactory to Bank:

         (a) this Agreement duly completed and executed;

         (b) the duly completed and executed Note;

         (c) a certificate of the President and an Executive Vice President of Borrower in the form of Exhibit B attached hereto, duly completed and executed;

         (d) the favorable opinion of counsel to Borrower in the form of Exhibit C attached hereto;

         (e) all corporate proceedings and all other legal matters in connection with the authorization, legality, validity and enforceability of the Credit Documents shall be satisfactory in form and substance to Bank; and

         (f) such other documents, certificates, approvals or filings as Bank may reasonably request.

         SECTION 3.02. ADDITIONAL CONDITIONS PRECEDENT. At the time of (and
                       -------------------------------
after giving effect to) the making of each Loan under this Agreement, the following conditions shall have been satisfied or shall exist:

         (a) there shall then exist no Default or Event of Default;

         (b) all representations and warranties by Borrower contained herein or in the other Credit Documents (other than those representations and warranties which are, by their express terms, expressly limited to the date made or given) shall be true and correct in all material respects with the same effect as those such representations and warranties had been made on and as of the date of such Loan;

         (c) since the date of the most recent financial statements described in
     Section 4.02 below or received by Bank pursuant to Section 5.01 below, there shall have been no change which has had or could reasonably be expected to have a material adverse effect on the business, properties, assets or financial condition of Borrower and its Subsidiaries taken as a whole;

         (d) there shall be no action or proceeding instituted or pending before any court or governmental authority or, to the knowledge of the Executive Management of Borrower, threatened (i) which reasonably could be expected to have a materially adverse effect on the business, property, assets or financial condition of Borrower and its Subsidiaries taken as a whole or
     (ii) seeking to prohibit or restrict Borrower's or any Subsidiary's ownership or operation of any material portion of its business or assets or to compel any such Credit Party to dispose of or hold all or any material portion of its business or assets, which reasonably could be expected to have a material adverse effect on the business, properties, assets or financial condition of Borrower and its Subsidiaries taken as a whole; and

         (e) the Loan to be made and the use of the proceeds thereof shall not contravene, violate or conflict with, or involve any Credit Party or the Bank in a violation of, any law, rule, injunction or regulation or any determination of any court of law or other governmental authority.

         Borrower's request for each Loan and the acceptance by Borrower of the proceeds thereof shall constitute a representation and warranty by Borrower, as of the date of such Loan, that the conditions specified in Sections 3.01 and
3.02 hereof have been and remain satisfied.


                                  ARTICLE IV.

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

         Borrower (as to itself and all of its Subsidiaries) hereby represents and warrants as follows:

         SECTION 4.01.  ORGANIZATION; SUBSIDIARIES; AUTHORIZATION.
                        -----------------------------------------

         (a) Borrower is a corporation duly organized and validly existing in good standing under the laws of the State of Georgia. Borrower is registered as a bank holding company with the Board of Governors of the Federal Reserve System and the appropriate banking authorities of the State of Georgia. The Bank Subsidiary is a banking corporation duly organized, validly existing and in good standing under the laws of the State of Georgia and the deposits of the Bank Subsidiary are insured by the Federal Deposit Insurance Corporation (or its successor). Each other Subsidiary of the Borrower is duly organized and validly existing in good standing under the laws of the jurisdiction in which it is incorporated.

         (b) As of the date of this Agreement, the Borrower has no Subsidiaries other than the Bank Subsidiary. As of the date of this Agreement, Borrower owns all of the issued and outstanding capital stock of the Bank Subsidiary and the Bank Subsidiary has no issued and outstanding options, warrants or other rights which can be converted into shares of capital stock of the Bank Subsidiary (other than those, if any, issued in favor of Borrower).

         (c) Borrower and each Subsidiary is duly qualified as a foreign corporation and in good standing in each jurisdiction where the ownership of property or the nature of the business transacted by it makes such qualification necessary, and Borrower has and each Subsidiary has the corporate power to own its respective property and to carry on its respective business as now being conducted.

         (d) Borrower has all requisite corporate power and authority to own its respective property and to carry on its respective business as now being conducted, to execute and deliver the Credit Documents and to perform its obligations under the Credit Documents. The Credit Documents have been duly authorized by all requisite corporate action and duly executed and delivered by authorized officers of Borrower.

         (e) Each of the Credit Documents constitutes a valid obligation of Borrower, legally binding upon and enforceable against Borrower in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

         SECTION 4.02. FINANCIAL STATEMENTS. Each financial statement of
                       --------------------
Borrower or any Subsidiary which has been delivered to Bank presents fairly the financial condition of Borrower or such Subsidiary as of the date indicated therein and the results of its operations for the period show therein. There has been no material adverse charge in the financial condition or operations of Borrower or any Subsidiary since the date of said financial statement.

         SECTION 4.03. ACTIONS PENDING. Except as may be disclosed on Schedule
                       ---------------
4.03 attached hereto, there is no action, suit, investigation or proceeding pending or, to the knowledge of the Executive Management of the Borrower, threatened against Borrower or any of its Subsidiaries, or any properties or rights of Borrower or any of its Subsidiaries, by or before any court, arbitrator or administrative or governmental body which might result in any material and adverse affect on the business, property or assets, or financial condition of Borrower and its Subsidiaries taken as a whole.

         SECTION 4.04. OUTSTANDING INDEBTEDNESS. Neither Borrower nor any of its
                       ------------------------
Subsidiaries has outstanding any Indebtedness except as has been disclosed in the copies of the financial statements of Borrower and Subsidiaries delivered to Bank or as otherwise disclosed in writing to Bank or as may be permitted by
Section 6.01. There exists no default under the provisions of any instrument evidencing such Indebtedness or of any agreement relating thereto.

         SECTION 4.05. TITLE TO PROPERTIES. Borrower has and each of its
                       -------------------
Subsidiaries has good and indefeasible title to its respective real properties (other than properties which it leases) and good title to all of its other respective properties and assets (other than properties and assets disposed of in the ordinary course of business), subject to no Lien of any kind except Permitted Liens. All leases necessary in any material respect for the conduct of the respective businesses of Borrower and its Subsidiaries are valid and subsisting and are in full force and effect, there has not been asserted against Borrower any claim of default, and there exists no default or event or condition which, with notice or lapse of time or both, would constitute a default under such leases.

         SECTION 4.06. TAXES. Borrower and each of its Subsidiaries has filed
                       -----
all federal, state and other income tax returns which, to the best knowledge of the Executive Management of Borrower, are required to be filed, and each has paid all taxes as shown on such returns and on all assessments received by it to the extent that such taxes have become due, except such taxes as are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP.

         SECTION 4.07. CONFLICTING AGREEMENTS AND OTHER MATTERS. Neither
                       ----------------------------------------
Borrower nor any of its Subsidiaries is a party to any contract or agreement or subject to any charter or other corporate restriction which materially and adversely affects its business, property or assets, or financial condition. Neither the execution nor delivery of this Agreement, nor fulfillment of or compliance with the terms and provisions of this Agreement, will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of Borrower or any of its Subsidiaries pursuant to, the charter or bylaws of Borrower or any of its Subsidiaries, any award of any arbitrator or any agreement, instrument, order, judgment, decree, statute, law, rule or regulation to which Borrower or any of its Subsidiaries is subject. Neither Borrower nor any of its Subsidiaries is a party to, or otherwise subject to any provision contained in, any instrument evidencing indebtedness of Borrower or such Subsidiary, any agreement relating thereto or any other contract or agreement (including its charter) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of Borrower of the type to be evidenced by this Agreement or the Note.

         SECTION 4.08. ERISA. No accumulated funding deficiency (as defined in
                       -----
Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists with respect to any plan (other than a multiemployer plan). No liability to the PBGC has been or is expected by Borrower to be incurred with respect to any plan (other than a multiemployer plan) by Borrower or any of its Subsidiaries which is or would have a material and adverse affect on the business, property or assets, or financial condition of Borrower or any of its Subsidiaries. Neither Borrower nor any of its Subsidiaries has incurred or presently expects to incur any withdrawal liability under Title IV of ERISA with respect to any multiemployer plan which is or would have a material and adverse affect on the business, property or assets, or financial condition of Borrower or any of its Subsidiaries. The execution and delivery of the Credit Documents will not involve any transaction which is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Code. For the purpose of this Section, the term "plan" shall mean an "employee pension benefit plan" (as defined in Section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by Borrower or by any trade or business, whether or not incorporated, which, together with Borrower, is under common control, as described in Section 414(b) or (c) of the Code; and the term "multiemployer plan" shall mean any plan
                                         ------------------
which is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

         SECTION 4.09. GOVERNMENT CONSENT. Other than those already obtained,
                       ------------------
neither the nature of Borrower or of any Subsidiary, nor any of their respective businesses or properties, nor any relationship between Borrower or any Subsidiary and any other Person is such as to require any authorization, consent, approval, exemption or other action by or any notice to or filing with any court or administrative or governmental body in connection with the Borrower's execution, delivery or performance of any of the Credit Documents or the consummation of the transactions contemplated thereby.

         SECTION 4.10. COMPLIANCE WITH LAWS AND REGULATIONS. Borrower and each
                       ------------------------------------
of its Subsidiaries complies in all material respects with all material federal, state, local, and other laws, ordinances and other governmental rules or regulations to which any of them is subject, including without limitation, material laws and regulations relating to pollution and environmental control, equal employment opportunity and employee safety, and Borrower will promptly comply in all material respects and will cause each of its Subsidiaries promptly to comply in all material respects with all such laws and regulations which may be legally imposed on Borrower or any Subsidiary in the future.

         SECTION 4.11. POSSESSION OF FRANCHISES, ETC. Borrower and its
                       -----------------------------
Subsidiaries possess all franchises, certificates, licenses, permits and other authorizations from governmental political subdivisions or regulatory authorities that are necessary in any material respect for the ownership, maintenance and operation of their respective properties and assets, and neither Borrower nor any Subsidiary is in violation of any thereof in any material respect.

         SECTION 4.12. LICENSES, ETC. Borrower and each Subsidiary of Borrower
                       -------------
have obtained all patents, trademarks, service marks, trade names, service names, copyrights, licenses and other rights, including distributorships and franchise agreements that are necessary for the operation of its business as presently conducted and as proposed to be conducted. Nothing has come to the attention of Borrower or any Subsidiary or to the attention of any of their Executive Management to the effect that (i) any product, process, method, substance, part or other material presently contemplated to be sold by or employed by Borrower or any Subsidiary of Borrower in connection with such business may infringe any patent, trademark, service mark, trade name, service names, copyright, license or other right owned by any other Person, or (ii) there is pending or threatened any claim or litigation against or affecting Borrower or any Subsidiary of Borrower contesting its right to sell or use any such product, process, method, substance, part or other material.

         SECTION 4.13. ENVIRONMENTAL LAW COMPLIANCE. Borrower and each of its
                       ----------------------------
Subsidiaries have obtained all material permits, licenses and other authorizations which are required under Environmental Laws, and Borrower and each of its Subsidiaries are in compliance in all material respects with all terms and conditions of such material required permits, licenses and authorizations and are also in compliance in all material respects with all other material limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Laws. Neither the Executive Management of Borrower nor the Executive Management of any of its Subsidiaries is aware of, or has received actual notice of, any past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans which, with respect to Borrower or any Subsidiary, may interfere with or prevent compliance or continued compliance in all material respects with Environmental Laws, or may give rise to any material common law or legal liability, or otherwise form the basis of any material claim, action, demand, suit, proceeding, hearing, study or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release or, threatened release into the environment, of any pollutant, contaminant, chemical, or industrial, toxic or hazardous substance or waste. There is no civil, criminal or administrative action, suit, demand, claim, hearing, notice or demand proceeding pending or, to the best of the knowledge of the Executive Management of Borrower, threatened against Borrower or any Subsidiary relating in any way to Environmental Laws.

         SECTION 4.14. SOLVENCY. After giving effect to the making of each Loan
                       --------
hereunder and the use of the proceeds thereof, (i) the property of the Borrower, at a fair valuation, will exceed its debts, (ii) the Borrower's capital will not be unreasonably small to conduct its business, (iii) the Borrower will not have incurred debts, or have intended to incur debts, beyond its ability to pay such debts as they mature, and (iv) the present fair salable value of the Borrower's assets will be materially greater than the amount that will be required to pay its probable liabilities (including debts) as they become absolute and matured. For purposes of this Section, "debt" means any liability on a claim, and "claim" means (i) the right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, or (ii) the right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

         SECTION 4.15. MARGIN REGULATIONS; INVESTMENTS COMPANY ACT; ETC. No part
                       ------------------------------------------------
of the proceeds of any Loan will be used for any purpose which violates, or which would not be in compliance with, the provisions of the applicable Margin Regulations. No Credit Party is an "investment company" or a company "controlled" by an "investment company" (as each of the quoted terms is defined or used in the Investment Company Act of 1940, as amended). Borrower is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or any foreign, federal or local statute or regulation limiting its ability to incur indebtedness for money borrowed, to guarantee such indebtedness or to pledge any of its assets to secure such indebtedness, as contemplated by this Agreement or by any other Credit Document.

         SECTION 4.16. INSURANCE. Borrower and its Subsidiaries currently
                       ---------
maintain insurance with respect to their respective properties and businesses, with financially sound and reputable insurers, having coverages against losses or damages of the kinds customarily insured against by reputable companies in the same or similar businesses, such insurance being in amounts no less than those amounts which are customary for such companies under similar circumstances. Borrower and its Subsidiaries have paid all insurance premiums now due and owing with respect to such insurance policies and coverages.

         SECTION 4.17. LABOR MATTERS. Neither Borrower nor any Subsidiary of
                       -------------
Borrower has experienced any strike, labor dispute, slow down or work stoppage due to labor disagreements, and, to the best knowledge of the Executive Management of Borrower, there is no strike, dispute, slow down or work stoppage threatened against Borrower or any Subsidiary. There are no claims or lawsuits which have been instituted against Borrower on the basis that it did not perform in respect of any undertakings made towards its employees or their representatives, and to the best knowledge of the Executive Management of Borrower, no such claims have been asserted and no basis for such claim or lawsuits exists. Borrower has acted in all material respects in accordance with any agreements entered into with representatives of its employees relating to their relations with and obligations towards their employees.

         SECTION 4.18. DISCLOSURE. Neither this Agreement nor any other
                       ----------
document, certificate or statement furnished to Bank by or on behalf of Borrower or any Subsidiary in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not materially misleading. There is no fact known to the Executive Management of Borrower and peculiar to Borrower or any of its Subsidiaries which materially adversely effects or in the future may materially adversely effect the business, property or assets, or financial condition of Borrower or any of its Subsidiaries and which has not been set forth in this Agreement or in the other documents, certificates and statements furnished to Bank by or on behalf of Borrower prior to the date hereof in connection with the transactions contemplated hereby.

                                   ARTICLE V.

                              AFFIRMATIVE COVENANTS

         For so long as this Agreement is in effect, and unless Bank expressly consents in writing to the contrary, Borrower hereby expressly covenants and agrees (for itself and its Subsidiaries) that:

         SECTION 5.01. FINANCIAL STATEMENTS AND NOTICES. Borrower shall promptly deliver to Bank:

         (a) within 45 days after the end of each of the first three quarters of each fiscal year, copies of interim consolidated statements of income and cash flow of Borrower and its Subsidiaries for the period from the beginning of such fiscal year to the end of such period and a consolidated balance sheet of Borrower and its Subsidiaries as at the end of such period, all in reasonable detail, prepared in accordance with GAAP (subject to normal year-end adjustments and the absence of footnotes) and certified by the president or chief financial officer of Borrower, together with a copy of the Report of Condition and the Report of Income and Dividends of the Bank Subsidiary and of each other Subsidiary which is a bank or other depository institution as filed by such Subsidiary with the Federal Deposit Insurance Corporation, the Federal Reserve Bank of Atlanta, or its other primary federal bank regulatory agency;

         (b) within 120 days after the end of each fiscal year, annual consolidated statements of income and statements of cash flows of Borrower and its Subsidiaries for such year, and consolidated balance sheets of Borrower and its Subsidiaries as at the end of such year, all in reasonable detail, prepared in accordance with GAAP and reasonably satisfactory in scope to Bank and audited in accordance with generally accepted auditing standards and certified to Borrower by independent certified public accountants of recognized standing selected by Borrower whose opinion shall be unqualified;

         (c) with reasonable promptness after the transmission thereof, copies of all such financial statements, notices and reports as it shall send to its public stockholders, if any, and copies of all registration statements and all reports which it files with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission);

         (d) with reasonable promptness after the receipt thereof, a copy of each other report submitted to Borrower or any Subsidiary by independent accountants in connection with any annual, interim or special audit made by them of the books of Borrower or any Subsidiary (including any management letter);

         (e) with reasonable promptness after the Executive Management of Borrower obtaining knowledge of an Event of Default, an Officer's Certificate specifying the nature and period of existence thereof and what action Borrower proposes to take with respect thereto;

         (f) with reasonable promptness after the Executive Management of Borrower becoming aware that the holder of any evidence of indebtedness or security of Borrower or any Subsidiary has given notice or taken any other action with respect to a claimed default or event of default with respect to such indebtedness or security or event which, with the giving of notice or passage of time, or both, would constitute a default with respect to such indebtedness or security, an Officer's Certificate specifying the notice given or action taken by such holder and the nature of the claimed default or event and what action Borrower or the Subsidiary is taking or proposes to take with respect thereto;

         (g) with reasonable promptness after the Executive Management of Borrower learning thereof, any (i) notice that Borrower or any Subsidiary is not in compliance in all material respects with all terms and conditions of all material permits, licenses and authorizations which are required under Environmental Laws, or that Borrower or any Subsidiary is not in compliance in all material respects with all other material limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Laws; (ii) notice of any past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans which, with respect to Borrower or any Subsidiary, may interfere with or prevent compliance in all material respects or continued compliance in all material respects with material Environmental Laws, or may give rise to any liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, chemical, or industrial, toxic or hazardous substance or waste; and (iii) notice or claim of any civil, criminal or administrative action, suit, demand, claim, hearing, notice or demand letter, notice of violation, investigation, or proceeding pending or threatened against Borrower or any Subsidiary relating in any way to Environmental Laws;

         (h) with reasonable promptness after (i) the occurrence thereof, notice of the institution by any Person of any action, suit or proceeding or any governmental investigation or any arbitration, before any court or arbitrator or any governmental or administrative body, agency, or official, against Borrower, any Subsidiary, or any material property of any of them, in which the amount in controversy is stated to be more than $100,000 or, where no amount in controversy is stated, which might, if adversely determined, have a material and adverse effect on the business, property or assets or financial condition of Borrower and its Subsidiaries taken as a whole, or (ii) the receipt by the Executive Management of Borrower of actual knowledge thereof, notice of the threat of any such action, suit, proceeding, investigation or arbitration, each such notice under this subsection to specify, if known, the amount of damages being claimed or other relief being sought, the nature of the claim, the Person instituting the action, suit, proceeding, investigation or arbitration, and any other significant features of the claim;

         (i) with reasonable promptness after the Executive Management of the Borrower becoming aware thereof, written notice of (x) any reduction in the beneficial ownership of any of Borrower's Voting Stock by any member of Borrower's Executive Management or by any 5% or greater shareholder of Borrower, (y) any acquisition after the date hereof by any Person of beneficial ownership of 10% or more of Borrower's Voting Stock, or (z) any change in the Executive Management of the Borrower or of the Bank Subsidiary; and

         (j) with reasonable promptness, such other information relating to the operations, business and financial condition of Borrower or its Subsidiaries, as Bank may reasonably request.

         SECTION 5.02. INSPECTION OF PROPERTY. Upon two (2) Business Days'
                       ----------------------
notice from Bank, Borrower will permit, and will cause each of its Subsidiaries to permit, any Person designated by Bank in writing, at Bank's sole expense, to visit and inspect any of the properties of Borrower and its Subsidiaries, to examine the books and records of Borrower and its Subsidiaries and such other documents as Bank may reasonably request and make copies thereof or extracts therefrom, and to discuss the affairs, finances and accounts of any of such corporations with the officers of Borrower and Borrower's Subsidiaries and with Borrower's independent certified public accountants, during normal business hours and as often as Bank may reasonably request.

         SECTION 5.03. BOOKS AND RECORDS. Borrower shall, and shall cause each
                       -----------------
Subsidiary to, keep its books, records and accounts in accordance with GAAP applied on a basis consistent with preceding years.

         SECTION 5.04. MAINTENANCE OF INSURANCE. Borrower shall maintain and
                       ------------------------
cause each Subsidiary to maintain, with financially sound insurers reasonably acceptable to Bank, insurance with respect to its properties and business against such casualties and contingencies (including worker's compensation and public liability, larceny, embezzlement or other criminal misappropriation) and in such amounts as is customary in the case of a similarly situated corporation engaged in the same or similar business. From time to time, upon written request by the Bank at reasonable intervals, Borrower will deliver to the Bank an Officer's Certificate specifying the details of such insurance as then in effect.

         SECTION 5.05. MAINTENANCE OF CORPORATE EXISTENCE, PROPERTIES,
                       ----------------------------------------------
FRANCHISES, ETC. Borrower and each Subsidiary will do or cause to be done all
---------------
things necessary to preserve, renew and keep in full force and effect the corporate existence of Borrower and its Subsidiaries and the patents, trademarks, service marks, trade names, service names, copyrights, licenses, permits, franchises and other rights that continue to be useful to the business of Borrower or such Subsidiary, and comply in all material respects with all material laws and regulations (including, without limitation, laws and regulations relating to equal employment opportunity and employee safety and Environmental Laws) applicable to it and its Subsidiaries; at all times maintain, preserve and protect all patents, trademarks, service marks, trade names, service names, copyrights, licenses, permits, franchises and other rights that continue to be materially useful to the business of Borrower or such Subsidiary, and preserve all the remainder of its property materially useful in the conduct of its business and keep the same in good repair, working order and condition, and from time to time, make, or cause to be made, all needful and proper repairs, renewals, replacements, betterments and improvements thereto so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

         SECTION 5.06. PAYMENT OF TAXES AND CLAIMS. Borrower and each Subsidiary
                       ---------------------------
will pay and discharge or cause to be paid and discharged all taxes, assessments and governmental charges or levies imposed upon it or upon its respective income and profits or upon any of its property, real, personal or mixed or upon any part thereof, before the same shall become in default as well as all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, might become a Lien or charge upon such properties or any part thereof, provided that Borrower and its Subsidiaries shall not be required to pay and discharge or cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity thereof shall be timely contested in good faith by appropriate proceedings and it shall have set aside on its books adequate reserves with respect to any such tax, assessment, charge, levy or claim, so contested; and provided, further, that payment with respect to any such tax, assessment, charge, levy or claim shall be made before any of its property shall be seized or sold in satisfaction thereof.

         SECTION 5.07. COMPLIANCE WITH LAWS, ETC. Borrower shall comply, and
                       -------------------------
cause each of its Subsidiaries to comply, in all material respects, with all Requirements of Law and Contractual Obligations applicable to or binding on any of them.

         SECTION 5.08. MAINTENANCE OF PROPERTIES. Borrower shall cause, and
                       -------------------------
cause each of its Subsidiaries to cause, all properties materially useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, settlements and improvements thereof, as may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent Borrower from discontinuing the operation or maintenance of any such properties if such discontinuance is desirable in the conduct of its business or the business of any Subsidiary.

         SECTION 5.09. TYPE OF BUSINESS. Borrower will remain, and will cause
                       ----------------
each of its Subsidiaries to remain, (i) in substantially the same businesses in which Borrower and its Subsidiaries are engaged in as of the date of this Agreement or in such other types of business as are reasonably related or incidental thereto or (ii) such other non-banking activities as are permitted to be engaged in by Borrower and its Subsidiaries by their bank regulators.

                                   ARTICLE VI.

                               NEGATIVE COVENANTS
                               ------------------

         For so long as this Agreement is in effect, and unless Bank expressly consents in writing to the contrary, Borrower hereby expressly covenants and agrees (for itself and its Subsidiaries) as follows:

         SECTION 6.01. INDEBTEDNESS. Borrower will not, and will not permit any
                       ------------
Subsidiary to, create, incur, assume or suffer to exist any Indebtedness, except

         (a) Indebtedness evidenced by this Agreement or the Note;

         (b) Unsecured current liabilities (not resulting from any borrowing) incurred in the ordinary course of business for current purposes which, in the aggregate, do not exceed $100,000, are not represented by a promissory note or other evidence of indebtedness and are not more than sixty (60) days past due unless the payment is being diligently contested in good faith by Borrower or a Subsidiary and adequate reserves therefor are established and maintained on such Person's books;

         (c) Deposits, repurchase agreements, interest rate and currency swap agreements, Federal Funds purchases, Federal Home Loans Bank borrowings, and other banking transactions entered into by any Credit Party in the ordinary course of its business;

         (d) Indebtedness owed to another Credit Party;

         (e) Purchase Money Indebtedness having an aggregate outstanding principal balance at any time of not more than $500,000; and

         (f) Renewals or extensions of any Indebtedness described in paragraphs
     (a), (b), (c), (d) or (e) above.

         SECTION 6.02. LIENS. Borrower will not, and will not permit any
                       -----
Subsidiary to, create, assume or suffer to exist any Lien upon any of the capital stock of the Bank Subsidiary or any other property or assets of any Credit Party, whether now owned or hereafter acquired, except for Permitted Liens.

         SECTION 6.03. GUARANTIES. Borrower shall not, and shall not permit any
                       ----------
of its Subsidiaries, in any manner, directly or indirectly, to become a guarantor of any obligation of, or an endorser of, or otherwise assume or become liable upon any notes, obligations or other indebtedness of any other Person (other than another Credit Party) except in connection with the depositing of checks in the ordinary course of business, or in connection with deposits, repurchase agreements, interest rate or currency swap agreements and other banking transactions entered into by any Credit Party in the ordinary course of its business.

         SECTION 6.04. MERGER AND SALE OF ASSETS. Borrower will not, and will
                       -------------------------
not permit any Subsidiary to, merge, consolidate or exchange shares with any other corporation, or sell, lease or transfer or otherwise dispose of all or substantially all of its assets to any Person, other than sales of inventory in the ordinary course of business, except: (a) any Subsidiary may merge or consolidate with Borrower (provided that Borrower shall be the continuing or surviving corporation) or with any one or more other wholly-owned Subsidiaries; and (b) any Subsidiary may sell, lease, transfer or otherwise dispose of all or any substantial part of its assets to Borrower or another wholly-owned Subsidiary.

         SECTION 6.05. ACQUISITIONS, ETC. Borrower will not, and will not permit
                       -----------------
any Subsidiary to, acquire all or substantially all of the assets or capital stock of any other Person, or create any new Subsidiary or enter into any partnership or joint venture, except that Borrower or any Subsidiary may acquire all or substantially all of the assets or capital stock of another Subsidiary.

         SECTION 6.06. ERISA MATTERS. Neither Borrower nor any Subsidiary shall
                       -------------
incur or suffer to exist any material accumulated funding deficiency within the meaning of ERISA or incur any material liability to the PBGC established under ERISA (or any successor thereto under ERISA).

         SECTION 6.07 DIVIDENDS, ETC. Borrower shall not declare or pay any
                      --------------
dividend on its capital stock, or make any payment to purchase, redeem, retire or acquire any of its capital stock or any option, warrant, or other right to acquire such capital stock, without the prior written consent of Bank; provided, however, that Borrower may declare and pay (i) stock dividends or (ii) cash dividends in any fiscal year in which its net income after taxes exceeds $250,000.

         SECTION 6.08. SUBSIDIARIES. Borrower will not permit any Subsidiary
                       ------------
(either directly or indirectly by the issuance of rights or options for, or securities convertible into, such shares) to issue, sell or otherwise dispose of any shares of any class of its stock (other than directors' qualifying shares) except to Borrower or a wholly-owned Subsidiary of Borrower (except that the Bank Subsidiary must remain a wholly-owned direct Subsidiary of Borrower). Borrower will not sell or otherwise dispose of, or part with control of, any securities or indebtedness of any Subsidiary.

         SECTION 6.09 CHANGE IN EXECUTIVE MANAGEMENT. Borrower shall give Lender
                      ------------------------------
reasonably prompt notice of any change of the Executive Management of Borrower or of the Bank Subsidiary.

         SECTION 6.10. FINANCIAL COVENANTS. Borrower shall not violate any of
                       -------------------
the following covenants on or after the date of this Agreement:

         (a) Borrower shall, and shall cause each of its Subsidiaries which is a bank or other depository institution to, have at all times sufficient risk-based capital values (as defined by the Federal Deposit Insurance Corporation Improvement Act) so that the Borrower and each such Subsidiary maintains the status of a "well capitalized" institution as set forth in such Act.

         (b) The Borrower's Non-Performing Assets at any one time shall not equal or exceed 2.5% of the sum of its total loans as of such date plus its other real estate owned as of such date, all as determined on a consolidated basis.

         (c) Borrower shall maintain a consolidated loan loss reserve that is satisfactory to the Borrower's federal and state regulatory agencies based on the mix of Borrower's consolidated loan portfolio, and at all times Borrower's consolidated loan loss reserve must be not less than 1.0% of its consolidated total loans.

                                  ARTICLE VII.

                                EVENTS OF DEFAULT
                                -----------------

         SECTION 7.01. EVENTS OF DEFAULT. Each of the following events shall
                       -----------------
constitute an Event of Default under this Agreement:

         (i) failure by Borrower to pay any interest due under the Note within ten (10) days from when due, or failure by Borrower to pay any principal under the Note when due;

         (ii) any representation or warranty made by Borrower herein shall be false or misleading in any material respect on the date as of which made; or

         (iii) any default shall occur in the performance or observance of any term, condition or provision contained in Article VI of this Agreement; or

         (iv) any default shall occur in the performance or observance of any term, condition or provision contained in this Agreement and not referred to in clauses (i) through (iii) above, which shall continue for thirty (30) days after Bank gives Borrower notice thereof; or

         (v) any provision of this Agreement or the Note shall at any time for any reason cease to be valid and binding in accordance with its terms on Borrower, or the validity, enforceability, or priority thereof shall be contested by Borrower; or

         (vi) Borrower or any Subsidiary shall (i) apply for or consent to the appointment of or the taking of possession by a receiver, custodian, conservator, trustee or liquidator of Borrower or such Subsidiary or of all or a substantial part of the property of Borrower or such Subsidiary, (ii) admit in writing the inability of Borrower or such Subsidiary, or be generally unable, to pay the debts of Borrower or such Subsidiary as such debts become due, (iii) make a general assignment for the benefit of the creditors of Borrower or such Subsidiary, (iv) commence a voluntary case under the Bankruptcy Code (as now or hereafter in effect), (v) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, (vi) fail to controvert in a timely or appropriate manner, or acquiesce in writing to, any petition filed against Borrower or such Subsidiary in an involuntary case under the Bankruptcy Code, or (vii) take any action for the purpose of effecting any of the foregoing; or

         (vii) a proceeding or case shall be commenced, without the application of Borrower or any Subsidiary, in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, dissolution, winding-up or composition or readjustment of debts of Borrower or such Subsidiary, (ii) the appointment of a trustee, receiver, custodian, conservator, liquidator or the like of Borrower or such Subsidiary or of all or any substantial part of the assets of Borrower or such Subsidiary, or (iii) similar relief in respect of Borrower or such Subsidiary under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition and adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of sixty (60) days from commencement of such proceeding or case or the date of such order, judgment or decree, or any order for relief against Borrower or such Subsidiary shall be entered in an involuntary case or proceeding under the Bankruptcy Code; or

         (viii) default in the payment of principal of or interest on any other Indebtedness of Borrower or any Subsidiary for money borrowed (or any Indebtedness under conditional sale or other title retention agreement or any Indebtedness secured by purchase money mortgage or deed to secure debt or any Indebtedness under notes payable or drafts accepted representing extensions of credit), or default in the performance of any other agreement, term or condition contained in any agreement under which any such Indebtedness is created, guaranteed or secured, but only after giving effect to any applicable notice and/or cure rights expressly applicable thereto and only if the effect of such default is to entitle the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause such Indebtedness to become due prior to its stated maturity, but only if the aggregate then outstanding principal balance of all such Indebtedness equals or exceeds $100,000; or

         (ix) default in the payment of principal of or interest on any Indebtedness of Borrower or any Subsidiary for money borrowed from Bank, or default in the performance of any other agreement, term, or condition contained in any agreement under which any such Indebtedness is created, guaranteed or secured, but only after giving effect to any applicable notice and/or cure rights expressly applicable thereto and only if the effect of such default is to entitle Bank to then cause such obligation to become due prior to its stated maturity. [The parties intend that a default may constitute an Event of Default under this paragraph (ix) even if such default would not constitute an Event of Default under paragraph (viii) immediately above]; or

         (x) a judgment or order for the payment of money in excess of $100,000 or otherwise having a material adverse effect on Borrower and its Subsidiaries taken as a whole shall be rendered against Borrower or any of its Subsidiaries and such judgment or order shall not be released, vacated, stayed or fully bonded-off within thirty (30) days after the date of its issue or entry; or

         (xi) Borrower or any of its Subsidiaries shall have been indicted or convicted or shall have plead guilty or nolo contendere to any charge that Borrower or such Subsidiary has violated the Federal Money Laundering Control Act, the Control Substances Act, the Currency and Foreign Transactions Reporting Act or any other federal, state or local drug, controlled substances, money laundering, currency reporting, racketeering, or racketeering-influenced-and-corrupt-organization statute or regulations, or any other similar federal, state or local forfeiture statute (including without limitation 18 USC ss. 1963); or

         (xii) if any cease and desist order has been entered against Borrower or any Subsidiary by any federal or state bank or bank holding company regulatory agency or body, or the Borrower or any Subsidiary shall enter into any form of memorandum of understanding with any such federal or state bank or bank holding company regulatory agency or body, or if any other regulatory enforcement action shall be taken against Borrower or any Subsidiary relating to the capitalization, management or operation of the Borrower or any Subsidiary; or

         (xiii) if any Person or group of Persons acting in concert shall at any time after the date of this Agreement acquire ownership or control, directly or indirectly, of twenty-five percent (25%) or more of the total Voting Stock of Borrower then outstanding or if the Bank Subsidiary shall no longer be a wholly-owned subsidiary of Borrower.

         SECTION 7.02. REMEDIES. Upon the occurrence of an Event of Default Bank
                       --------
may, in its sole discretion, but shall not be obligated to, exercise one or more of the following remedies:

         (i) by written notice to Borrower, terminate the Bank's remaining obligation to make any further Loans hereunder and declare the principal of and any accrued interest on the Loans, and all other Obligations owing under this Agreement or the Note, to be, whereupon the same shall become, forthwith due and payable, and the same shall thereupon become due and payable without demand, presentment, protest or further notice of any kind, all of which are hereby expressly waived by Borrower; and

         (ii) exercise all or any of its rights and remedies as it may otherwise have under law; provided, however, that upon the occurrence of an Event of Default specified in Section 7.01(vi) or Section 7.01(vii), the result which would occur upon the giving of notice pursuant to Section 7.02(i) shall occur automatically without the giving of any such notice. Bank may apply all moneys recovered through the exercise of its remedies to the payment of the Obligations in such order and priority as determined by Bank in its sole and exclusive judgment. No failure or delay on the part of Bank to exercise any right or remedy hereunder or under the Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy hereunder preclude any further exercise thereof or the exercise of any further right or remedy hereunder or under the Note. No exercise by Bank of any remedy under the Note shall operate as a limitation on any rights or remedies of Bank under this Agreement, except to the extent of moneys actually received by Bank under the Note.

                                 ARTICLE VIII.

                                 MISCELLANEOUS
                                 -------------

         SECTION 8.01. NOTICES. Except as otherwise provided herein, all
                       -------
notices, requests and demands to or upon a party hereto to be effective shall be in writing (and, if sent by mail, shall be sent by certified or registered mail, return receipt requested) or by telegraph or telex or telecopy and, unless otherwise expressly provided herein, shall be deemed to have been validly served, given or delivered when delivered against receipt or one (1) Business Day after being entrusted to a reputable national overnight delivery service (such as Federal Express) or three (3) Business Days after deposit in the United States mail, postage prepaid, or, in the case of telegraphic notice, when delivered to the telegraph company, or, in the case of telex notice, when sent, answerback received, or, in the case of telecopy notice, when telecopied, and in each case directed or addressed to the recipient at the following address or telex or telecopy number:

         (A)  If to Secured Party:     Hardwick Bank & Trust Company
                                       One Hardwick Square
                                       Dalton, Georgia  30720
                                       Attention:  Stanley A. Crawford
                                       Executive Vice President

         (B) If to Debtor:             Appalachian Bancshares Inc.
                                       315 Industrial Boulevard
                                       Ellijay, Georgia  30540
                                       Attention:  Kent Sanford
                                       Executive Vice President

or to such other address or telex or telecopy number as each party may designate for itself by like notice given in accordance with this Section.

         SECTION 8.02. NO WAIVER; REMEDIES CUMULATIVE. No failure or delay on
                       ------------------------------
the part of Bank in exercising any right or remedy hereunder and no course of dealing between Borrower and Bank shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy hereunder or under the Note preclude any other or further exercise thereof or the exercise of any other right or remedy hereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which Bank would otherwise have. No notice to or demand on Borrower not required hereunder or under the Note in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of Bank to any other or further action in any circumstances without notice or demand.

         SECTION 8.03. PAYMENT OF EXPENSES, ETC. Borrower shall:

         (i) whether or not the transactions hereby contemplated are consummated, pay all out-of-pocket costs and expenses of Bank (not to exceed actual costs and expenses) in the administration (both before and after the execution hereof and including advice of counsel as to the rights and duties of Bank with respect thereto) of, and in connection with the preparation, execution and delivery of, preservation of rights under, administration or enforcement of, and, after a Default, refinancing, renegotiation or restructuring of, this Agreement, the Note or any other instruments referred to therein and any amendment, waiver or consent relating thereto, including, without limitation, the reasonable fees and disbursements of counsel, accountants or other consultants for Bank (not to exceed actual fees and disbursements);

         (ii) pay and hold Bank harmless from and against any and all present and future stamp, documentary and other similar Taxes with respect to this Agreement or the Note, or any payments due thereunder, and save Bank harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such Taxes; and

         (iii) indemnify Bank and its officers, directors, employees, representatives and agents (the "Indemnified Persons") from, and hold each of them harmless against, any and all (x) claims, demands or causes of action of any nature whatsoever brought by any Person not a party to this Agreement and arising from or related or incident to this Agreement or the Note, (y) actual and reasonable costs and expenses incident to the defense of any such claims, demands or causes of action, including without limitation reasonable attorney's fees actually incurred and (z) liabilities, judgments, settlements, penalties and assessments arising from such claims, demands or causes of action; provided, however, that the foregoing indemnities shall not apply to any such claims, demands, causes of action, costs, expenses, liabilities, judgments, settlements, penalties or assessments which are proximately caused by the Indemnified Person's own gross negligence, willful misconduct, or intentional violation of any Requirement of Law.

         SECTION 8.04. RIGHT OF SETOFF.
                       ---------------
         (a) To the fullest extent permitted by law, upon the occurrence and during the continuance of any Event of Default, Bank is hereby authorized at any time and from time to time, without notice to Borrower (any such notice being expressly waived by Borrower), to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Bank to or for the credit or the account of Borrower against any of the obligations of Borrower now or hereafter existing under this Agreement, or the Note, irrespective of whether Bank shall have made any demand hereunder or thereunder and although such obligations may be unmatured.

         (b) Bank agrees promptly to notify Borrower after any set-off and application, provided that the failure to give such notice shall not effect the validity of such set-off and application. Subject to the provisions of subsection (a), the rights of Bank under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which Bank may have.

         SECTION 8.05. BENEFIT OF AGREEMENT. This Agreement shall be binding
                       --------------------
upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, provided that Borrower may not assign or transfer any of its interest hereunder without the prior written consent of Bank.

         SECTION 8.06. PARTICIPATIONS. Bank may participate to participants of
                       --------------
Bank's choosing all or any portion of its obligations under the Loans and its rights under the Credit Documents, provided that Borrower shall in such event continue to deal solely with the Bank.

         SECTION 8.07.  AMENDMENTS; EXERCISE OF DISCRETION.
                        ----------------------------------
         (a) This Agreement may be amended, and Borrower may take any action herein prohibited, or omit to perform any act herein required to be performed, only if Borrower shall first obtain the written consent of Bank thereto. No course of dealing between Borrower and Bank nor any delay in exercising any rights hereunder, shall operate as a waiver of any rights of Bank hereunder.

         (b) Unless otherwise specifically indicated, if any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to Bank, the determination of such satisfaction shall be made by the Bank in its sole and exclusive judgment.

         SECTION 8.08. EASTERN TIME; TIME OF ESSENCE. In each instance in which
                       -----------------------------
this Agreement contemplates that an event occur or an action be taken by a certain time of day, current time in the Eastern time zone shall be the applicable time. Time is of the essence of this Agreement and the Note.

         SECTION 8.09. GOVERNING LAW. This Agreement is intended to be performed
                       -------------
in the State of Georgia, and shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the internal laws of the State of Georgia.

         SECTION 8.10. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

         SECTION 8.11.  EFFECTIVENESS; TERM; SURVIVAL.
                        -----------------------------

         (a) This Agreement shall become effective on the date on which all of the parties hereto shall have signed a copy hereof (whether the same or different copies) and Bank shall have received the same.

         (b) This Agreement shall remain in full force and effect so long as Bank is under any obligation to make the Loans or any Obligation remains outstanding and unpaid.

         (c) The obligations under Section 8.03, hereof shall survive the payment in full of the Note and the termination of this Agreement. All representations and warranties made herein, in the certificates, reports, notices, and other documents delivered pursuant to this Agreement shall survive the execution and delivery of this Agreement, the Note, and such other agreements and documents, the making of the Loans hereunder and the execution and delivery of the Note.

         SECTION 8.12. SEVERABILITY. ln case any provision in or Obligation
                       ------------
under this Agreement or the Note shall be invalid, illegal or unenforceable, in whole or in part, in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

         SECTION 8.13. INDEPENDENCE OF COVENANTS. All covenants hereunder shall
                       -------------------------
be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitation of, another covenant, shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

         SECTION 8.14. HEADINGS DESCRIPTIVE; ENTIRE AGREEMENT. The headings of
                       --------------------------------------
the several sections, articles and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement. This Agreement and the Note constitute the sole and entire agreement among the parties hereto and thereto regarding the subject matters hereof and thereof and supersede all prior agreements, commitments, representations, negotiations, correspondence and understandings related to such subject matters.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in their behalf as of the date first above stated.

                               APPALACHIAN BANCSHARES INC.

                               By: /s/ Tracy R. Newton
                                  -------------------------------------
                                  President

                               HARDWICK BANK & TRUST COMPANY

                               By: /s/ Stanley A. Crawford
                                  -------------------------------------
                                  Title: EVP